CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 3, 2023, relating to the financial statements and financial highlights of iMGP DBi Managed Futures Strategy ETF, iMGP DBi Hedge Strategy ETF, and iMGP RBA Responsible Global Allocation ETF, each a series of Litman Gregory Funds Trust, for the year or period ended December 31, 2022, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “General Information” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

April 27, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 3, 2023, relating to the financial statements and financial highlights of iMGP Global Select Fund (formerly known as iMGP Equity Fund), iMGP International Fund, iMGP Alternative Strategies Fund, iMGP High Income Fund (formerly known as iMGP High Income Alternatives Fund), iMGP SBH Focused Small Value Fund, iMGP Oldfield International Value Fund, and iMGP Dolan McEniry Corporate Bond Fund, each a series of Litman Gregory Funds Trust, for the year ended December 31, 2022, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “General Information” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

April 27, 2023